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Embratel                                       Contract Number VES-8-IDN-1-1999
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                                                                   EXHIBIT 10.10

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                   MASTER AGREEMENT FOR VALUE ADDED SERVICES
                                   (BRAZIL)

AOL BRASIL LTDA., a Brazilian corporation having headquarter offices at Avenida Industrial 600, 2o. Andar, Santo Andre, 08090-500, Sao Paulo - SP, registered with Ministerio da Fazenda under number 03.032.579/0001-62, represented by its President and General Manager, Francisco Loureiro, hereinafter called AOL, and EMPRESA BRASILEIRA DE TELECOMUNICACOES S.A. - EMBRATEL, a Brazilian corporation having offices at Av. Presidente Vargas, 1012, CEP 20179-900, Rio de Janeiro - RJ, registered with Ministerio da Fazenda under the number 33.530.486/0001-29, represented by its Services Director, Eduardo Levy Cardoso Moreira, and Regional Director, Luiz Claudio A. Cyriaco, hereinafter called EMBRATEL, both collectively referred to as Parties, have determined to establish and agree with terms of the following agreement (this "Agreement"):

     WHEREAS, AOL is an Internet and online service provider which desires to build a proprietary AOLnet data communications network in Brazil through the purchase of value added services;

     WHEREAS, AOLnet is defined to be the subset of AOL's member access network in which AOL has control of (i) the usage, location and quantities of the applicable equipment; (ii) the purchase, usage, and deployment of all hardware and software utilized to support the network infrastructure; and (iii) the right to resell all available capacity to third parties.

     WHEREAS, EMBRATEL is a provider of value added services, including Internet access network services;

     WHEREAS, EMBRATEL has agreed to build out a portion of AOLnet in Brazil and provide value added services (including Internet access network services) to AOL as detailed elsewhere in this Agreement;

     WHEREAS, the parties desire to formalize their relationship;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1.   Scope of Services.  EMBRATEL shall install, activate, maintain, and operate
     -----------------
Modems for AOL's nationwide dial-up network in AOL-designated cities in Brazil, as set forth in Exhibit C ("Deployment Plan"). The parties further agree to negotiate in good faith regarding future expansion of AOL-designated cities within Brazil. The initial total network size shall be [*] Modems. For purposes of this Agreement, "Modem" shall mean an individual data channel, having the bandwidth specified in Section 2.1("Network Charges") from a specified location in Brazil to any of the then-current AOL data centers. This channel may be established via an analog or digital ingress (e.g., a channelized E-1 and other future technologies determined by the Parties to be appropriate under this Agreement) to a Modem Box. "Modem Box" shall mean the physical product, which houses the Modems and the netserver capacity to provide intelligence regarding the network.

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Embratel                                       Contract Number VES-8-IDN-1-1999
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     1.1  Commitments.  AOL agrees to order from EMBRATEL a minimum of [*] [*]
          -----------
Dedicated Modems for the buildout of AOLnet in Brazil during the term of this Agreement; provided, however, that EMBRATEL meets all required performance criteria as defined in Exhibit A as updated from time to time consistent with AOL's reasonable criteria applicable to all of its network and value added services providers. Such performance criteria include, but are not limited to:
(i) meeting the monthly buildout targets specified by AOL, and (ii) meeting the requisite service levels for such buildout (including without limitation the performance levels specified in Exhibit A making allowances for factors beyond EMBRATEL's control when they can be proven). If in any month EMBRATEL fails to meet any of its installation commitments, AOL's minimum commitment for all following months shall be [*] of the percentage by which EMBRATEL has fallen short of its quality and capacity requirements for such month. The above-described reduction in commitment shall not limit any of AOL's other rights and
remedies hereunder or at law.   Except for the specific commitments expressed
above, AOL shall not otherwise be committed to purchase modems or services from EMBRATEL.

     1.2  EMBRATEL Obligations.
          --------------------

          (a) EMBRATEL shall deploy any capacity requests accepted by EMBRATEL within ninety (90) days of acceptance. The parties agree that EMBRATEL may not implement any changes with respect to the manufacturer of the Modems and Adjacent Routers deployed throughout the network without mutual agreement of the parties. EMBRATEL also agrees to [*], at AOL's sole discretion and cost, within ninety (90) days after AOL's request for such [*]. If EMBRATEL refuses to accept a capacity request or does not deploy a capacity request within ninety
(90) days after accepting such request, AOL shall be free to request installation of such capacity from another provider. Further, any such capacity request that EMBRATEL refuses or does not timely fulfill shall nevertheless be counted towards AOL's minimum commitment as specified in Section 1.1 ("Commitments"). EMBRATEL also agrees to implement [*] on an expedited basis for AOL who in its sole discretion, shall determine [*] and related equipment and, in the event of significant changes to cost directly resulting therefrom, the parties may revisit Fees.

          (b) AOL will have the right to direct EMBRATEL to withdraw Returnable Dedicated Modems (as defined below) within 90 days of deployment, subject to item 1.2(d). "Returnable Dedicated Modems" mean [*] of the number of Dedicated Modems EMBRATEL is deploying in connection with an AOL initial buildout request, as defined in item 1.

          (c) For the Returnable Dedicated Modems, EMBRATEL shall not "acquire" network access server equipment. It is AOL's responsibility to negotiate the "loan" to EMBRATEL of such equipment (i.e., the right to return such equipment without charge), including all hardware, software, spare parts, installation and deinstallation services necessary for the operation of the service for 90 days.

          (d) Ten (10) days before the end of the 90-day period, AOL shall provide EMBRATEL with a written communication defining how many of the Returnable Dedicated Modems will be kept, and how many will be returned. For each 30 returnable dedicated modems (E1) returned, AOL shall pay EMBRATEL a service fee for removal thereof in the amount of [*], which EMBRATEL shall invoice to AOL in accordance with Section 2.4 below.

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Embratel                                       Contract Number VES-8-IDN-1-1999
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     1.3  Implementation of Network and Value Added Services.  AOL shall have
     ---  --------------------------------------------------
absolute control to define the local dialing geographical area being served and the establishment of a reasonable schedule for installations. In the event that AOL directs a change in service location or circuit type or a reallocation of Modems among locations after tasking has been issued or Modems have been activated, any additional costs incurred by EMBRATEL, including any service termination or service activation costs, will be reimbursed by AOL. AOL shall retain control of how the users connect to the network and how the network connects to AOL. EMBRATEL shall control the design and use of the network backbone, the value added services, and the backhaul circuits from the virtual points of presence ("POPs") to the physical POPs. EMBRATEL shall determine the location of actual Modem installation, and EMBRATEL shall also identify the number and location of spare Modems necessary to ensure compliance with the performance specifications described in Exhibit A.

2.   Fees.
     ----

     2.1  Network Charges.  In exchange for the network services and value added
          ---------------
services to be provided hereunder, AOL will pay Embratel the following for Modems accepted by AOL in accordance with monthly buildout targets specified by AOL, without taxes (all prices are quoted in Brazilian reais, base month Sept.
1999):

          (a) [*] (the "Base Price"), provided that such fee per [*] Modem will not be charged with regards to a Returnable Dedicated Modem at such time that it is returned or withdrawn in accordance with Section 1.2(b).

          (b) [*] in cities over [*] inhabitants where EMBRATEL has a POP of its dial-in network and [*] in cities at or under [*] inhabitants where EMBRATEL has a POP of its dial-in network.

          (c) In the event that AOL orders a [*] Modem(s) where [*] Modem capacity is available, the price of using the [*] Modem will be the [*] Modem price until such time the [*] Modem(s) is installed. The Access Number used with the [*] Modem will be a number exclusively for AOL traffic and will be the same as that used upon installation of the [*] Modem.

          (d) The Base Price paid to EMBRATEL shall include all costs relating to the management and operation of the dial-up network, including but not limited to: (a) the network circuit requirement (E-3), a LEC circuit requirement of E1 per 30 Modems, and a backhaul requirement of 1 E1 per 256 Modems; (b) recurring Local Exchange Carrier (LEC) circuit charges; all the public domestic network infrastructure necessary to route the traffic from the Modem Boxes up to the international hub in Brazil; (c) routing through Internet international circuits; (d) recurring backhaul circuit charges; (e) amortization of all one-time circuit installation fees; (f) analog telephone lines; (g) non-capital equipment; (h) site maintenance; (i) recurring co-location charges; (j) co-location installation fees; (k) other one-time installation fees; (l) Modem management fees; (m) equipment lease expenses at EMBRATEL sites; and (n) the cost of any spare equipment.

For purposes of this paragraph, the E-3 requirements are as follows;

                                      -3-
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Embratel                                       Contract Number VES-8-IDN-1-1999
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                Throughput      Modems per E-3 (or equivalent)
                ----------      ------------------------------

                    [*]                      [*]

The parties agree that E-3s shall be defined as network circuits with 34-megabit capacity with no greater than [*] peak utilization per individual circuit, measured as an average over recurring five minute windows.

          (e) The Base Price is valid for [*] bps service only. Each additional [*] bps increment as set forth above that is requested by AOL will result in an additional [*] per Modem per month to the Base Price. The parties agree that the network sizing assumes that backhaul and backbone circuits are sized at no greater than [*] peak utilization per individual circuit, measured as an average over recurring five minute windows.

          (f) Additionally to the fees described in this section, subject to Sections 10 and 11, AOL agrees to pay all applicable goods and services taxes relating to the services provided under this Agreement as identified in the relevant invoice provided pursuant to Section 2.4.

          (g) AOL shall not be required to pay for the use of any Modem or Modem Box for any period of time during a billing cycle in which such Modem or Modem Box is inoperable or otherwise out of service. A discount shall be deducted from the monthly AOL invoice equal to the percentage during which time modems were unavailable over the course of a month.

     2.2 Volume Discounts. In exchange for AOL committing to the capacity set forth in Paragraph 1.1 ("Commitments"), EMBRATEL agrees to immediately provide the following discounts to AOL during the term of the agreement;

          (a) For Modem orders that result in a total installed Modem base of between [*] and [*] Modems, a cumulative discount of [*] will be applied to the combined per Modem cost for the entire Modem base, including the newly ordered Modems.

          (b) For Modem orders that result in a total installed Modem base of between [*] and [*] Modems, a cumulative discount of [*] will be applied to the combined per Modem cost for the entire Modem base, including the newly ordered Modems.

          (c) For Modem orders that result in a total installed Modem base of greater than [*] Modems, a cumulative discount of [*] [*] will be applied to the combined per Modem cost for the entire Modem base, including the newly ordered Modems

     2.3  Price Adjustments.

Price adjustment may be done, upon EMBRATEL's sole decision, on a yearly basis, or in the shortest period permitted by Brazilian law, from the Effective Date, or from the last price adjustment. Embratel shall communicate AOL at least 30 (thirty) days prior to applying price adjustments as set forth herein. Effective Date shall mean the date of signature of this Agreement.

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Embratel                                       Contract Number VES-8-IDN-1-1999
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The prices defined on 2.1 shall be adjusted according to the "'Indice Geral de
Precos - Disponibilidade Interna" (IGP-DI), published by Fundacao Getulio Vargas, or any other index defined by Brazilian law, considering the base month of the prices in this Agreement.

The adjustment formula to be applied to the prices defined in item 2.1 is:

Pn = Pb x (I/lb), where:

Pn = price after adjustment;

Pb = base price prior to adjustment;

I = IGP-DI index, corresponding to the month before the adjustment month;

Ib = IGP-DI index corresponding to the month before the base month of the prices in this Agreement or the month before the month of the last adjustment applied to the prices in this Agreement.

     2.4  Payment Terms.  At such point that AOL accepts Modems in accordance
          -------------
with this Agreement, EMBRATEL will invoice AOL on a monthly basis the charges specified in this Section 2 for all services provided to AOL under this Agreement. Invoices shall identify applicable taxes as agreed upon by the parties. All payments due to EMBRATEL under this Agreement shall be invoiced in arrears to AOL. All undisputed invoices shall be payable within [*] days of receipt of the invoice. EMBRATEL acknowledges that it is AOL's billing policy not to honor any invoices for services performed more than [*] days before the receipt of the invoice by AOL.

          (a) In the event AOL fails to pay EMBRATEL any undisputed amount in Reais due in accordance with the payment schedule and terms provided herein, EMBRATEL shall provide AOL with notice of such non-payment and AOL shall pay EMBRATEL, as damages for financial distress, a fine of [*], plus interest of [*] per month, in addition to the amount originally due, calculated from the date such amount should have been paid until its actual receipt by EMBRATEL. Such value shall be adjusted in order to compensate EMBRATEL for inflationary losses, if any, as per Paragraph 2.3 ("Price Adjustments"). EMBRATEL, in its sole discretion, shall have the option of [*].

     2.5 [*]. EMBRATEL agrees that AOL [*] with respect [*] provided under this Agreement [*], to the extent that [*].

3.   Acceptance Testing.
     ------------------

     3.1  Acceptance Criteria and Data.  Newly activated Modem Boxes will be
          ----------------------------
subject to an acceptance test by AOL. Each acceptance test shall last for a period of six (6) days. AOL shall have the option of rejecting a Modem Box and associated circuits which meets or exceeds one or more of the following failure thresholds: (a) [*] of user sessions terminate without a user-initiated logoff sequence; (b) [*] of user calls fail to connect to the Modem Box (such data will be provided by EMBRATEL for the Modem Boxes on a daily basis. The six day acceptance period will be contingent upon receiving this data on a daily basis beginning with a Modem Box activation); (c) greater than [*] of user calls which successfully connect to

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Embratel                                       Contract Number VES-8-IDN-1-1999
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the Modem Box fail to connect to the AOL front end. EMBRATEL shall provide to
AOL all of the performance data necessary to conduct the acceptance tests on a daily basis during the testing period. If such data is not received by AOL daily, the applicable Modem Box shall automatically be deemed rejected.

     3.2  Notice of Failure.  In the event that a newly activated Modem Box
          -----------------
meets or exceeds any of the failure thresholds specified in Paragraph 3.1 ("Acceptance Criteria_and Data") within the six (6) day test period, AOL may, at its option, send EMBRATEL an e-mail notice of rejection, specifying the failure thresholds which were met or exceeded during the test. In determining acceptance, AOL shall not hold EMBRATEL accountable for problems due to AOL's client software. Provided that all relevant daily performance data has been provided to AOL as required by Section 3.1 ("Acceptance Criteria_and Data") any Modem Boxes that have not been rejected by AOL by the end of the sixth day following activation will be deemed accepted.

     3.3  Rejected Modem Boxes.  Rejected Modem Boxes shall be removed from
          --------------------
service pending further troubleshooting and corrective action by EMBRATEL. Following such troubleshooting and corrective action by EMBRATEL, EMBRATEL may re-activate the Modem Boxes for customer use, and a new six-day acceptance period shall commence. No fees relating to any rejected Modem Box(es) shall be charged to AOL during the period in which EMBRATEL is implementing troubleshooting and corrective action or during the subsequent new six (6) day testing period.

     3.4  Payment Obligations.  The payment obligation of AOL for any Modem Box
          -------------------
begins at the end of the six (6) day testing period and only upon acceptance of such Modem Box by AOL.

4.   Technical and Operational Requirements.  EMBRATEL shall provide services
     --------------------------------------
that meet the specifications as set forth in this Section 4 and in Exhibit B ("Operational Requirements"):

     4.1  Netserver and Backbone Capacity.
          -------------------------------

          (a) from the netserver to the backbone, there will be no more than [*] Modems per T1 line or [*] Modems per E1 line;

          (b) the backbone is sized for aggregate dial and Internet traffic.

          (c) the EMBRATEL Internet backbone facility to AOL shall be sized at [*] of peak utilization as measured over recurring five minute windows.

     4.2  Access and Connection Protocol.  EMBRATEL shall provide support for
          ------------------------------
the following AOLnet access methods, access technology, connection protocols and hub architecture:

          (a) the proprietary AOL P3 protocol

          (b) PPP

          (c) TCP/IP

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Embratel                                       Contract Number VES-8-IDN-1-1999
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          (d) L2TP

          (e) UDP

          (f) Routing to multiple services including but not limited to AOL and any other AOL-offered service as requested by AOL, provided that the user's TCP/IP connection terminates at a site, which is subject to subparagraph (h) below.

          (g) Routing to resale customers that may be part of AOL's overall network allocation, provided that the user's TCP/IP connection terminates at a site which is subject to subparagraph (h) below.

          (h) Routing to other AOL-specified sites in addition to, Reston, Virginia, Manassas, Virginia, and Dulles, Virginia, provided that the cost of routing to the other AOL-specified sites does not exceed the cost of routing the equivalent traffic to Reston, Manassas, or Dulles, subject to prior agreement by EMBRATEL and AOL on how IP routing is implemented.

The following access methods may be supported by EMBRATEL in the future, subject to agreement between both parties:

          (i) ISDN synchronous & asynchronous (v.120)

          (j) 128K Multi-link ISDN

          (k) xDSL

          (l) 1-way Cable

     4.3  IP Addresses.  EMBRATEL shall acquire and manage IP addresses for all
          ------------
protocols utilized by AOL during the term of this Agreement. Each individual [*] shall be provided a [*] such that [*] can be [*] through such [*] IP addresses and EMBRATEL further agrees that IP addresses be allocated in contiguous class C/24 blocks when technically necessary. AOL shall be provided the source IP addresses prior to use two weeks in advance of implementation within the network. EMBRATEL acknowledges and agrees that it must assign IP addresses in connection with its implementation of the PPP protocol in a manner that permits AOL to reliably identify the location and identity of users. EMBRATEL shall provide additional IP blocks from the allocated EMBRATEL space in accordance with the rules of Registro.BR.

     4.4  IETF Standards.  EMBRATEL shall, in its network design and topology,
          --------------
comply with IETF approved and adopted standards applicable to the access methods set forth in Section 4.2.

     4.5  Domain Name Services.  EMBRATEL shall provide domain name service as
          --------------------
follows:

          (a) Answer and route domain name service queries to AOL destinations

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Embratel                                       Contract Number VES-8-IDN-1-1999
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          (b) support domain name service for AOL service access to the AOL domain and any zones resident on AOL name servers

          (c) maintaining domain name service servers

     4.6  Changes in Operating Requirement.  AOL may direct changes to the
          --------------------------------
operating requirements described in this Section 4 to provisioned bandwidth, AOLnet access methods, access technology, and hub architecture, and EMBRATEL will respond promptly with any adjusted pricing related to such request. In the event that such changes necessitate an extension of the timeframe originally scheduled for the installation of Modems, the installation schedule shall be extended the same amount of time required to execute such changes.

5.   Network Performance.
     -------------------

     5.1  Service Performance Levels.  The network shall perform in accordance
          --------------------------
with the service performance levels set forth in Exhibit A ("Service Performance Levels"). AOL shall notify EMBRATEL in the event that the network fails to meet or exceed the Service Performance Levels in two consecutive months or on an average over a three-month period. EMBRATEL shall have three (3) months following the receipt of such notice to cure such failure. If EMBRATEL fails to cure such failure within such three (3) month period, AOL may, at its sole option, either (i) terminate this Agreement for default, in accordance with Paragraph 8.2 ("Termination") or (ii) suspend the minimum network order commitments of Paragraph 1.1 ("Commitments") until such time as the network meets or exceeds the Service Performance Levels (based on average measurements over three (3) calendar months). For purposes of the foregoing, suspending the minimum network order commitments shall mean that for each month until the network has been brought into compliance with the Service Performance Levels, AOL shall have no obligation to place any orders for network capacity with EMBRATEL for such month. Further, AOL shall have no obligation following any period of suspension to make up for any network capacity orders not made during such period of suspension

     5.2 EMBRATEL shall ensure that the network be Year 2000 compliant and shall represent and warrant to such compliance. Year 2000 compliant shall mean:

          (a) Business processes and procedures must contain no logical or arithmetic inconsistencies and will function without interruption prior to, during and after Year 2000.

          (b) The Year 2000 must have the ability to recognize and manage business processes and procedures that occur in association with the leap year.

          (c) All interfaces and processes must be able to handle the data storage, display and output of date driven information as it relates to the century, in order to eliminate date ambiguity.

          (d) Successfully and reliably process date relevant functions and data containing dates from, into and between the twentieth and twenty-first centuries.

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Embratel                                     Contract Number VES-8-IDN-1-1999
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     (e)  The above definitions apply, provided that all other products (e.g., hardware, software, and firmware) interfacing with AOL and CompuServe properly exchange date data with it.

     5.3  Architectural Independence

          (a) Alternate Carriers.  In the event that EMBRATEL determines that
              ------------------
another carrier's offerings represent a superior value, or other factors which may make another carrier's offerings preferable, EMBRATEL may utilize a carrier other than its current carrier for the network or any portion thereof. EMBRATEL acknowledges AOL's goal is to achieve architectural independence among its service providers to minimize the probability that a single failure could impact more than one AOL service provider. EMBRATEL shall solicit AOL's input prior to the use of a carrier other than its current carrier.

          (b) In the event that significant changes in [*], the parties may revisit fees.

     5.4  EMBRATEL Representation. EMBRATEL represents and warrants that any and
          ------------------------
all Modem and Modem Box, as defined above have been certified by the relevant authorities in Brazil and in accordance with the applicable laws and regulations.

6.   Project Management.  EMBRATEL shall set up an AOL project team, staffed
     ------------------
with an EMBRATEL Regional Director and an AOL customer service representative (subject to AOL's reasonable approval), who will be responsible for directing the building, maintaining, and operating of AOLnet and the AOL Internet access. The EMBRATEL project manager shall be AOL's primary point of contact and [*], for guidance and advice. An AOL dedicated project manager shall be set up by EMBRATEL when deemed necessary by both parties.

7.   Audits.
     ------

     7.1 In the event of an unresolved disagreement between the parties (as reasonably determined by either party) regarding technical issues, each party reserves the right to audit the other party's relevant records to verify the audited party's technical compliance with the terms of this Agreement. No commercial or financial data shall be audited. This audit by one party of the records of the other party shall be performed by an independent certified public accounting firm as follows: (i) following at least ten (10) business days' prior written notice to the audited party; (ii) at the auditing party's sole cost and expense; (iii) in a reasonable scope and duration; (iv) in a manner so as not to interfere with the audited party's business operations; and (v) in compliance with the audited party's security requirements. Unless the parties mutually agree otherwise, the number of audits that each party may conduct shall not exceed one per year. Nothing contained in this paragraph is intended to allow either party access to or review of confidential information, the disclosure of which would violate the terms of an agreement with any third party. Materials of the audited party reviewed by such independent certified public accounting firm in the course of the audit shall be deemed confidential and their use by the independent certified public accounting firm shall be limited to the conduct of the audit and any resulting report shall not contain any confidential information of the audited party or any third party. Such accounting firm shall, prior to conducting such audit, execute a nondisclosure agreement acceptable to the audited part containing the substantive provisions of this paragraph. Any report or other information produced or reviewed by the auditor shall not be

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Embratel                                     Contract Number VES-8-IDN-1-1999
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distributed within the auditing party except to such persons with a need to know. The foregoing report and/or information shall be made available to the audited party on request. Each party shall maintain complete and accurate records and shall retain such records for a period not less than the term of this Agreement or such other longer period as may be required by applicable law, rule, or regulation. The disclosure of any documents, records or any other information shall be limited to portion of the documents, records or information that relate to this Agreement.__

     7.2 Within 10 days of AOL's written request, a senior executive officer of EMBRATEL will certify, through sworn affidavit, that [*].

8.   Term and Termination.
     --------------------

     8.1  Term.  The term of this relationship shall be three (3) years from the
          ----
Effective Date. The Agreement may be renewed if mutually agreed upon by the parties in writing for additional one-year periods upon six months notice. At the end of the Agreement, the parties will implement a six-month transition period to allow for the orderly migration of AOL's customers during which the terms of this Agreement will remain in effect to the extent applicable, specifically including, without limitation, fees and payments, but excluding, without limitation, the Commitments on Dedicated Modems. The parties will resolve all transition issues in a good faith and equitable manner.

     8.2  Termination.  Either party shall have the right to terminate for
          -----------
material breach, provided that any such breach is uncured after forty-five (45) days written notice. Upon such termination, each party will work reasonably with the other party and such party's designees to ensure a smooth and timely transition of the network control and management to AOL within one hundred eighty (180) days of the effective date of termination. In the event of any termination, EMBRATEL will transfer ownership of the telephone numbers (and not the telephone lines) in the network to AOL or its designee, subject to the legal and regulatory restrictions of this procedure, if any.

9.   Confidentiality.  The parties agree that all disclosures of confidential
     ---------------
and/or proprietary information before and during the term of this Agreement shall constitute confidential information of the disclosing party. Such confidential information shall include, but not be limited to, AOL usage statistics, calling patterns, ANI data, and all member information. Each party shall use commercially reasonable efforts to ensure the confidentiality of such information supplied by the disclosing party, or which may be acquired by either party in connection with or as a result of the provision of the services under this Agreement. Each party agrees that it shall not disclose, modify, or otherwise divulge such confidential information. The parties may use or copy or reproduce confidential information only when it is strictly necessary for the performance of the services as agreed herein. Each party further agrees to hold harmless and indemnify the other party in the event of any disclosure by such party. Each party further agrees to hold harmless and indemnify the other party in the event of any disclosure by such party

     9.1  The non disclosure obligation shall not be applicable to:

          (a) Information that is in or becomes part of the public domain without violation of this Agreement by the receiving party;

                                     -10-
                              HIGHLY CONFIDENTIAL
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Embratel                                     Contract Number VES-8-IDN-1-1999
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          (b) Information that was known to be in the possession of the receiving party on a non-confidential basis prior to the disclosure thereof to the receiving party by the disclosing party, as evidenced by written records;

          (c) Information that was developed independently by the receiving party's employees;

          (d) Information that is disclosed to the receiving party by a third party under no obligation of confidentiality to the disclosing party and without violation of this Agreement by the receiving party; or

          (e) Information that is authorized by the disclosing party in writing for disclosure or release by the receiving party.

          (f) In the event recipient is required by law, regulation or court order to disclose any of owner's confidential information, recipient will promptly notify owner in writing prior to making any such disclosure in order to facilitate owner seeking a protective order or other appropriate remedy from the proper authority. Recipient further agrees that if owner is not successful in precluding the requesting legal body from requiring the disclosure of the confidential information, it will furnish only that portion of the confidential information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the confidential information.

10.  Certain Conditions.
     ------------------

     10.1 In the event of changes in the [*] under this Agreement, as applied on the Effective date, EMBRATEL will work with AOL to modify the allocation of fees to reflect appropriate splits between domestic and international network services in order to minimize the overall impact to AOL of [*]. Furthermore, with regard to any [*], the parties will actively cooperate to [*].

     10.2 EMBRATEL will not be responsible for directly supporting AOL customers at EMBRATEL call centers; AOL directly supports its customers but will itself be supported by EMBRATEL in accordance with this Agreement.

     10.3 EMBRATEL's provision of Internet access network services for AOL's interactive services does not make EMBRATEL responsible for damaging interactive actions taken by AOL customers such as "spamming" and similar actions, however, EMBRATEL shall cooperate with AOL on the investigation and interruption of such acts.

     10.4 At such time EMBRATEL negotiates a benefit or [*] in relation to [*], EMBRATEL hereby agrees to enter into good faith discussions with AOL to [*]. Further, if, at any time during the term of this Agreement, EMBRATEL [*], then EMBRATEL agrees to immediately [*]. Within 10 days of AOL's written request, a senior executive officer of EMBRATEL will certify, through sworn affidavit, EMBRATEL's compliance with this Section 10.2. EMBRATEL hereby agrees that the foregoing covenant is a material term of this Agreement.

                                     -11-
                              HIGHLY CONFIDENTIAL
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Embratel                                     Contract Number VES-8-IDN-1-1999
-----------------------------------------------------------------------------

     10.5 EMBRATEL shall destinate [*] of invoiced amount less taxes due to this Agreement to [*].

11.  Indemnity.  EMBRATEL agrees to indemnify, defend, and hold AOL harmless
     ---------
from damages, losses, or liabilities (including reasonable attorneys' fees) arising from (i) any third party claims of intellectual property rights infringement arising from the use of any EMBRATEL-developed materials; (ii) any third party claims arising out of a material breach by EMBRATEL of this Agreement, to the extent that EMBRATEL is responsible; and (iii) any third party claims relating to any physical damage to property or personal injury caused by EMBRATEL; (iv) any tax claims resulting from deficiencies in the taxes paid by EMBRATEL in connection with this Agreement. AOL covenants that its agreement with members will state that their use of AOL's services is provided "as-is" and that, among other things, in no case shall there be liability for any indirect damages, including lost profits, arising under such agreement, unless such exclusion is not permitted under applicable law.

     11.1 Indemnification process. If AOL becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against AOL by any third party (each an "Action"), AOL shall give EMBRATEL prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of AOL. EMBRATEL shall have a period of ten (10) days after delivery of such notice to respond. If EMBRATEL elects to defend the Action or does not respond within the requisite ten (10) day period, EMBRATEL shall be obligated to defend the Action, at its own expense. AOL shall reasonably cooperate, with EMBRATEL and its counsel in the defense, and AOL shall otherwise have the right to participate fully, at its own expense, in the defense of such Action. If EMBRATEL responds within the required ten (10) day period and elects not to defend such Action, AOL shall, without prejudice to any of AOL's rights hereunder (including Section 11 above), defend (and control the defense of) such Action. In such case, EMBRATEL shall cooperate, at its own expense, with AOL and its counsel in the defense against such Action and EMBRATEL shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of EMBRATEL, in consultation with AOL and reasonable EMBRATELconsideration of AOL's positions, provided however that the final decision will be taken by EMBRATEL.

12.  Limitation of Liability.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY
     -----------------------
STATED OR IMPLIED HEREIN, NEITHER PARTY SHALL HAVE ANY LIABILITY WHATSOEVER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES (INCLUDING LOST PROFITS) SUFFERED BY THE OTHER OR BY ANY ASSIGNEE OR OTHER TRANSFEREE OF THE OTHER, EVEN IF INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES, WHICH INCLUDES, BUT IS NOT LIMITED TO, LOSS OF PROFITS, REVENUES OR BUSINESS OPPORTUNITIES.

13.  Ownership and Remedies upon Termination or Expiration.

     13.1 EMBRATEL shall retain title and ownership to the dial-up network equipment, including but not limited to, Modems and related equipment; provided, however, that as a condition of such ownership, the parties agree that (i) AOL shall recoup all of the economic

                                     -12-
                               HIGH CONFIDENTIAL
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Embratel                                     Contract Number VES-8-IDN-1-1999
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benefit of any endorsement by AOL of a specified technology or vendor for the
Modems and related equipment and (ii) AOL shall own the telephone numbers to each of the dial-up points of presence, and EMBRATEL shall not transfer such telephone numbers to any third party without written permission from, subject to the legal and regulatory restrictions of transferring the telephone numbers to AOL, if any.

     13.2 Upon termination of this Agreement arising from a material uncured breach by EMBRATEL, the parties agree that (i) AOL (or its designee) shall be allowed to manage the operation of the AOL portion of the network utilizing AOL personnel and staff and EMBRATEL equipment and software at EMBRATEL locations, and EMBRATEL shall permit such AOL personnel and staff to have free and unobstructed access to such EMBRATEL locations for the purpose of managing such operations, all at [*] of cost for [*] days followed by no cost for [*] days;
(ii) the parties shall implement a six month transition period to allow for AOL's assumption of management and control of the network; and (iii) EMBRATEL agrees to the ability of AOL to seek injunctive relief and specific performance regarding the remedies set forth herein.

     13.3 EMBRATEL shall not itself encumber or permit the Modems to be encumbered (except to the extent beyond its control due to governmental or judicial action) by any liabilities, liens, claims, charges, security interests or encumbrances of any kind other than such encumbrances as existed at the time EMBRATEL obtained the Modems.

     13.4 Notwithstanding anything to the contrary in this Agreement, any changes in the AOL telephone numbers shall require prior written communication to AOL.

     13.5 AOL shall also retain title and ownership to all data contained in written reports prepared and delivered to AOL hereunder.

     13.6 Any software developed by EMBRATEL incidental to the performance of services for AOL, the cost of which is charged to, and reimbursed by, AOL shall be jointly owned by EMBRATEL and AOL, and EMBRATEL may not use such software for the benefit of a third party unless EMBRATEL pays to AOL the cost that was charged to AOL for the development of such software. Notwithstanding the foregoing, in no event shall EMBRATEL use such software for the benefit of any entity reasonably construed to be a top ten competitor of AOL. EMBRATEL further agrees to execute any and all necessary documentation to perfect AOL's ownership rights in such software as reasonably requested by AOL. EMBRATEL further agrees that it has no ownership rights or usage rights (except as necessary to fulfill its obligations as set forth in this Agreement) to any AOL proprietary information or software provided hereunder, including but not limited to any AOL proprietary information or AOL software which may be incorporated into written material or software delivered under this Agreement.

14.  General.
     -------

     14.1 Governing Law and Jurisdiction. This Agreement shall be governed and
          ------------------------------
construed under the laws of the Brazilian Federative Republic, and the court of Rio de Janeiro is hereby elected to settle any disputes arising herefrom, with the exclusion of any other no matter how privileged it may be.

                                     -13-
                              HIGHLY CONFIDENTIAL
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Embratel                                     Contract Number VES-8-IDN-1-1999
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     14.2 Press Release. The terms of this Agreement are confidential, and
          -------------
neither party shall disclose to any third party (other than bankers and lenders, and legal and other professional advisers with a need to know) the terms and conditions of this Agreement. Such obligations shall apply except as required by law or government regulation. In addition, any press release or public announcement with respect to this Agreement shall be subject to the mutual approval of the parties, unless such major press releases or public announcements are required by law.

     14.3 Force Majeure.
          -------------

          (a) During the term of this Agreement, neither party shall be in default of its obligations to the extent that its performance is delayed or prevented by Force Majeure, as defined in Brazilian law, including but not limited to acts of God, natural disasters, bankruptcy of a vendor, strikes and other labor disturbances, acts of war or civil disturbance, or other equivalent or comparable events.

          (b) In such event, the non-performing party will be excused from any further performance obligations so affected for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance without delay. [*].

          (c) Any party so delayed in its performance will immediately notify the party to whom performance is due by telephone (to be confirmed promptly in writing) and describe in reasonable detail the circumstances causing such delay.

          (d) If any of the circumstances described in this Section prevent, hinder, or delay performance of a material portion of the Services necessary for the performance of AOL's critical functions (taken as a whole) for more than [*] hours, then AOL may (i) terminate this Agreement with respect to the geographical area(s) affected by such force majeure circumstances, in which case an equitable adjustment will be made to AOL's Commitments to Modems under
Section 1.1, as applicable to the affected area(s), and/or (ii) terminate this Agreement in its entirety, if more than [*] of the Modems provided by EMBRATEL are affected by such force majeure circumstances. Termination shall be effective as of a date specified by AOL in a notice of termination to EMBRATEL. For the avoidance of doubt, at all times, AOL may procure such services from an alternate source.

     14.4 Assignment.  Neither party may assign this Agreement or its rights or
          ----------
obligations under this Agreement to a third party without the prior written consent of the other party, whose consent shall not be unreasonably withheld, except that either of the parties may assign this Agreement to a parent, subsidiary, affiliate, or joint venture partner without the other party's approval. AOL shall have the right to terminate this Agreement without penalty in the event of: (a) the consummation of a merger or sale or other disposition of substantially all of the assets of EMBRATEL by any individual, entity or group that directly competes with AOL, or (b) the acquisition by any individual, entity or group that directly competes with AOL, of beneficial ownership of more than a controlling interest of EMBRATEL.

     14.5 Notices.  All notices or reports permitted or required under this
          -------
Agreement shall be in writing and shall be delivered by personal delivery, telegram, or facsimile

                                     -14-
                              HIGHLY CONFIDENTIAL
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Embratel                                     Contract Number VES-8-IDN-1-1999
-----------------------------------------------------------------------------

transmission or by registered mail, return receipt requested. Notices shall be sent to the signatories of this Agreement at the address set forth at the beginning of this Agreement or such other address as either party may specify in writing. Notices shall be effective upon receipt. In the case of AOL, any and all notices to be provided to AOL under this Agreement must also be provided to AOL Latin America Management LLC, [Address to be provided], to the attention of its General Counsel.

     14.6   No Agency.  Nothing contained herein shall be construed as creating
            ---------
any agency, partnership, or other form of joint enterprise between the parties.

     14.7   Full Power.  Each party warrants that it has full power to enter
            ----------
into and perform this Agreement, and the person signing this Agreement on such party's behalf has been duly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by it.

     14.8  Survival.  Sections 2.4 ("Payment Terms"), 8.2 ("Termination"), 9
           --------
("Confidentiality"), 10 ("Certain Conditions"), 11 ("Indemnity"), 12 ("Limitation of Liability"), 13 ("Ownership") and 14 ("General") of this Agreement shall survive cancellation, termination or expiration of this Agreement for two (2) years unless by the nature of the provision survival is reasonably construed to be for a different period (i.e., longer or shorter).

     14.9   Entire Agreement.  This Agreement constitutes the entire agreement
            ----------------
between the parties with respect to the subject matter hereof. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing.

     14.10  Waiver.  No failure on the part of either party to exercise, and no
            ------
delay in exercising any right or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

     14.11  Language and Counterparts. This Agreement is executed in English,
            -------------------------
and AOL shall, within 30 days as of the Effective Date, provide EMBRATEL a translation of this Agreement into Portuguese to be executed by both parties. The Parties shall agree upon the final version of the Portuguese translation as soon as practicable. In case of any discrepancies, the Portuguese version shall always prevail. This Agreement may be executed in several counterparts and exchanged via facsimile, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

     14.12  Currency.  Unless otherwise expressly stated herein, all amounts
            --------
identified in this Agreement shall be in Brazilian Reais.

                                     -15-
                              HIGHLY CONFIDENTIAL
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Embratel                                     Contract Number VES-8-IDN-1-1999
-----------------------------------------------------------------------------

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

Sao Paulo, 15 October 18,

AOL BRASIL LTDA.                            EMBRATEL - EMPRESA BRASILEIRA DE
                                            TELECOMUNICACOES S.A.

By: /s/ Francisco Loureiro                  By: /s/ Eduardo Levy Cardoso Moreira
    --------------------------                  --------------------------------

Name: Francisco Loureiro                    Name: Eduardo Levy Cardoso Moreira

Title: President                            Title: Services Director

By: /s/                                     By: /s/ Luiz Claudio A. Cyriaco
    -------------------------------             --------------------------------

Name:                                       Name: Luiz Claudio A. Cyriaco

Title:                                      Title: Regional Director

WITNESSES:

1. /s/ Luciana C. Zanata                           2.  /s/ Cyn Ovalle Jr.
   --------------------------------                    -------------------------
    Nome: Luciana Cristina Zanata                      Nome: Cyn Ovalle Jr.
          -------------------------                          -------------------

    RG: ___________________________                RG: _________________________

                                     -16-
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Embratel                                     Contract Number VES-8-IDN-1-1999
-----------------------------------------------------------------------------

                                   EXHIBIT A

                          Service Performance Levels

I.   Reports
     -------

EMBRATEL will provide to AOL the following reports:

1.   Usage Reports

     A.   Daily reports on hourly usage by modem by city

     B.   Daily reports on percentage of ineffective calls

2. Daily reports on circuit utilization, including but not limited to E1s, DS-3s, OC-3s. These reports will include (i) 5 minute in and out bit rates; (ii) packet loss (average, median and 95/th/ percentile for each major router pair);
(iii) round trip delays between major router pairs. Embratel will provide all reports according to AOL's requirements no longer than 3 months after beginning of operations.

3. Read only access by AOL to SNMP variables to be defined by mutual agreement of the parties, on AOL demarcation routers

II.  Service Level Requirements
     --------------------------

EMBRATEL shall meet or exceed the AOLnet network average in the following areas:

1.   Connection Success (getting connected to the AOL service)

     A.   [*] Percentages (excluding busies)

     B.   [*]

     C.   Training

     D.   Ineffectives  E.  Customer Reported Problems

2.   Connection Quality (staying connected)

     A.   Percentage of [*]

     B.   [*]

     C.   [*]

3.   Problem Resolution

     A.   Modem Availability

     B.   Trouble Tickets Resolution Time

                                     -17-
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[Embratel]                                   Contract Number VES-8-IDN-1-1999
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     C.   Service Down Time

4.   Ability to Fill Orders

     A.   Modem Plan

     B.   Backbone Capacity Plan

Sample Service Performance Levels from September 1999
-------------------------------------------------------
(incomplete)
------------

1.   Connection Success (getting connected to the AOL service)

     A.   [*] Percentages (excluding busies) [*]

     B.   [*] 15.58 Average running total of blocked calls per day

     C.   Training            [*] of calls did not train

     D.   Ineffectives        [*]

     E.   TBD

2.   Connection Quality (staying connected)

     A.   Percentage of [*]

     B.   [*]                 [*]

     C.   TBD

3.   Problem Resolution

     A.   Modem Availability: [*].

     B.   Trouble Tickets Resolution Time: TBD

     C.   Service Down Time


          a)   Accepted Call Rates: [*]
               (calls from AOL users shall be delivered from Provider's point of interconnect to the AOL Circuits)

          b) Successful Transmission of Packets: greater than [*]. (average number of packets successfully transmitted)

          d)   Call Failure Rates: less than [*].
               (percentage of calls failing across the provider's modems)

          e)   Abnormal disconnects: TBD.

                                     -18-
                              HIGHLY CONFIDENTIAL
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[Embratel]                                   Contract Number VES-8-IDN-1-1999
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                                   EXHIBIT B
                                   ---------

                           Operational Requirements
                           ------------------------
I.   Network Engineering

          EMBRATEL agrees to provide network engineering to address operational and long-term planning issues.

II.  Operations

          EMBRATEL will continue to provision, staff, and operate a Network Operations Center ("NOC") with dedicated support for AOL and a backup NOC at a separate location at least 300 miles away. The scope of this task will include the following EMBRATEL support and value added services for the network:

          A. Operation of the NOC and co-located systems with trained and qualified personnel on a continuous 24 hours per day, 7 days per week basis.

          B. Operation of all NOC equipment, monitoring, and fault isolation functions.

          C. Coordinating the dispatch maintenance representatives for corrective maintenance activities and recording information in a Problem Report ("PR") as follows:

                    1. In the Sao Paulo and Rio de Janeiro metropolitan area, the EMBRATEL field service will respond within [*] hour for all repairs that cannot be completed through remote means

                    2. EMBRATEL will provide field service within [*] hours for all repairs that cannot be completed through remote means for all other locations.

                    3. Initiation of a corrective maintenance request, plus recording the time that the call is received by the EMBRATEL maintenance representative.

                    4. Upon arrival of the maintenance representative at the site, the NOC confirms the reported problems and records the site arrival time with the representative.

                    5. Upon notification to the NOC by the on-site maintenance representative of any of the following conditions, AOL representatives are conferred with for advice or assistance: work stoppage, delay, denial of access to the equipment.

                    6. Upon restoration of service by the maintenance representative, the NOC confirms operation of the equipment and records the time when service was restored and the reason for the outage in concert with the maintenance representative.

                                     -19-
                              HIGHLY CONFIDENTIAL
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[Embratel]                                   Contract Number VES-8-IDN-1-1999
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     D.   Initiation of PRs, maintenance of a log of all PRs, coordination of
          PRs with support personnel and tracking of problems until resolution using a commercial trouble reporting system.

     E. Utilizing the SNMP capabilities and EMBRATEL diagnostic software resident in the NOC for:

               1.   Daily testing of modems and local access numbers

               2. Measurements of the usage of each modem several times during each 24 hour period

               3. Monitoring and recording the backbone and trunk availability and utilization

               4. Accounting for the disposition of each call placed to AOLnet (i.e. how many calls were placed, how many calls were sent successfully to AOL, how many calls were lost in the network due to routing problems, how many calls were sent to AOL, but AOL did not accept them, etc.)

     F. Providing on-site analyst support Monday through Friday (excluding EMBRATEL holidays) during normal working hours. A dedicated access number shall be maintained for AOL's exclusive use, which shall always be operational. Analyst support is defined as including the following:

               1. Supporting short-term and long-term AOLnet problem identification, analysis, and resolution.

               2.   Ensuring that proper steps are taken to resolve the problem

               3. Identifying and tracking all software, baseline and patches, deployed in the AOLnet and NOC platforms

               4. Supporting the deployment of new software and hardware to the AOLnet and NOC equipment as coordinated with AOL

               5.   Providing support to network provisioning requirements

               6.   Maintaining a technical library for the NOC

     G. Performing on-call analyst support to AOLnet on a continuous 24 hour per day, 7 days per week basis. On-call analyst personnel respond to urgent requests from the NOC in conjunction with the on-site EMBRATEL personnel. Procedures for the conduct of network testing are in accordance with those developed in conjunction with AOL representatives.

     H. Providing operational support to AOLnet in the area of network testing in association with provisioning actions. Such testing shall be conducted from the NOC in conjunction with the on-site EMBRATEL installation team personnel.

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[Embratel]                                   Contract Number VES-8-IDN-1-1999
-----------------------------------------------------------------------------

     I.   Maintaining and providing updates and changes to NOC maps

     J.   Maintaining an authorized outage listing for NOC controller use

     K. Actively cooperate with AOL in network security matters on a day-to-day basis in accordance with commercially reasonable practices and making recommendations for improvements

     L. Using commercial teleconferencing facilities in the resolution of network problems, escalation of problems, and planning activities

     M.   Providing electronic mail service support for the NOC via the e-mail

     N.   Providing a facsimile service resident in the NOC equipment

     O. Delivering the following reports to the AOL representatives designated:

               1.   Daily modem and site usage

               2.   Daily call disposition reports

               3.   Weekly summary of the amount of time required to close PRs

               4.   Daily ineffective call report

               5.   Daily backbone utilization statistics

               6.   Daily network latency and congestion statistics

               7.   Trace data as required to debug client and AOLnet problems

               AOL may request additional reports that assist in improving AOLnet quality. EMBRATEL will provide these additional reports, or the raw data, subject to technical reasonableness.

III. Design and Topology of AOLnet

     EMBRATEL intends to continue to improve the network design to: reduce risk, improve robustness, and enhance the price/performance of the transmission system.

     A.   Traffic Assumptions

     B.   Location of Points of Presence

     C.   Network Architecture

     D.   Network Topology

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[Embratel]                                   Contract Number VES-8-IDN-1-1999
-----------------------------------------------------------------------------

     AOL shall be allowed to establish a route of last resort on the EMBRATEL network. EMBRATEL will manage such traffic and provision their network to maintain a maximum circuit load as defined in Paragraph 2.1(d).

IV.  Network Support Organization

     EMBRATEL has structured the program so that we can both rapidly build out a network and deliver quality service, and it can provide to AOL value added services.

     A. Program Management: The program management group is responsible for the management of the project as a whole. The program management team is led by a program executive who has direct and immediate access to the senior management of EMBRATEL Communications and a program manager who reports to the program executive. The program management team is the primary point of contact between EMBRATEL and AOL and coordinates the activity of all functional groups within EMBRATEL and is responsible for project and financial management of the program.

     B. Engineering: Network engineering handles the technical aspects of the project, resolution of problems escalated by the NOC, planning for future network expansion, and improving performance and process. Engineering interacts directly with AOL and the NOC.

     C. Deployment: The deployment team consists of field engineers and technicians and others who have experience dealing directly with local carriers, preparing sites, and installing equipment. Part of the team will be based at EMBRATEL to coordinate activities and provide support for installers.

     D. Operations: A NOC handles the operation and maintenance of the network. The NOC is connected to AOL's central facilities, including a telephone and fax connection to the AOL operations center. The NOC's monitoring capability is set up to detect and correct most network problems before they are visible to AOL or its customers.

     E. The NOC directs the maintenance activity based on input from the monitoring systems and AOL. EMBRATEL handles the large majority of repair tasks over the telephone with technicians at the POPs by storing hardware at the POPs, establishing working agreements with the POPs and other service providers and by providing written procedures. When it is necessary to send technicians to deal with problems, EMBRATEL uses its existing infrastructure of satellite offices and field engineers.

     F. EMBRATEL shall support AOL in the acquisition of IP address blocks as requested by AOL. EMBRATEL shall not require return of address blocks currently in use by AOL and shall provide additional blocks from the allocated EMBRATEL space as requested by AOL during the term of this Agreement. The provision at additional address blocks must continue for at least the next two years, and EMBRATEL must give AOL a minimum of one-year notice should EMBRATEL choose to terminate this service.

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[Embratel]                                   Contract Number VES-8-IDN-1-1999
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     G.   EMBRATEL agrees not to restrict traffic to and from AOL unless requested to do so by AOL or required to do so by court order or applicable law.

     H. EMBRATEL shall manage the backbone and interconnection points with other Internet providers and customers to minimize loss and delay of AOL traffic. Such management shall include creation of new interconnection points as required.

     I. Each party shall use reasonable efforts to aggregate routing information sent to the other and to control the addition and withdrawal of routing information.

     J. EMBRATEL shall announce AOL routing information at EMBRATEL interchange points as agreed by AOL.

                                     -23-
                              HIGHLY CONFIDENTAIL

[Embratel]                                   Contract Number VES-8-IDN-1-1999
-----------------------------------------------------------------------------

                                   EXHIBIT C

                                Deployment Plan

----------------------------------------------------------------------------
AOL Designated City                    Phase 1       Phase 2         Total
----------------------------------------------------------------------------
Sao Paulo - SP                           [*]           [*]            [*]
----------------------------------------------------------------------------
Rio de Janeiro - RJ                      [*]           [*]            [*]
----------------------------------------------------------------------------
Belo Horizonte - MG                      [*]           [*]            [*]
----------------------------------------------------------------------------
Brasilia - DF                            [*]           [*]            [*]
----------------------------------------------------------------------------
Curitiba - PR                            [*]           [*]            [*]
----------------------------------------------------------------------------
Porto Alegre - RS                        [*]           [*]            [*]
----------------------------------------------------------------------------
Campinas - SP                            [*]           [*]            [*]
----------------------------------------------------------------------------
Sao Bernardo do Campo                    [*]           [*]            [*]
----------------------------------------------------------------------------
Santo Andre - SP                         [*]           [*]            [*]
----------------------------------------------------------------------------
Osasco - SP                              [*]           [*]            [*]
----------------------------------------------------------------------------
Sao Jose dos Campos                      [*]           [*]            [*]
----------------------------------------------------------------------------
Ribeirao Preto                           [*]           [*]            [*]
----------------------------------------------------------------------------
Niteroi - RJ                             [*]           [*]            [*]
----------------------------------------------------------------------------
Uberlandia                               [*]           [*]            [*]
----------------------------------------------------------------------------
Sorocaba - SP                            [*]           [*]            [*]
----------------------------------------------------------------------------
Juiz de Fora                             [*]           [*]            [*]
----------------------------------------------------------------------------
Londrina                                 [*]           [*]            [*]
----------------------------------------------------------------------------
Santos - SP                              [*]           [*]            [*]
----------------------------------------------------------------------------
S. Jose Rio Preto                        [*]           [*]            [*]
----------------------------------------------------------------------------
Jundiai - SP                             [*]           [*]            [*]
----------------------------------------------------------------------------
Bauru                                    [*]           [*]            [*]
----------------------------------------------------------------------------
Florianopolis                            [*]           [*]            [*]
----------------------------------------------------------------------------
Presidente Prudente                      [*]           [*]            [*]
----------------------------------------------------------------------------
Barueri                                  [*]           [*]            [*]
----------------------------------------------------------------------------
Araraquara                               [*]           [*]            [*]
----------------------------------------------------------------------------
TOTAL                                    [*]           [*]            [*]
----------------------------------------------------------------------------


The first phase will be accomplished by routing through [*] international circuits (via submarine optical fiber) up to Cable&Wireless Internet network. Network utilization in Phase 1 is not EMBRATEL's responsibility as the number of ports was defined by AOL, based on the international bandwidth allocated by EMBRATEL to AOL.

According to AOL's requirements, the network access servers equipment will be acquired from [*].

                                     -24-
                              HIGHLY CONFIDENTIAL

[Embratel]                                     Contract Number VES-8-IDN-1-1999
-------------------------------------------------------------------------------

Schedules:

Embratel will deploy the dedicated modems in the distribution defined above as follows:

Phase 1: November 15

Phase 2: December 6
                                     -25-
                              HIGHLY CONFIDENTIAL